                                                                    EXHIBIT 10.4

                           2004 Bonus Plan - Mark Legg

1.    Financial results of the Blair, Dieterich Post and Commercial Divisions:

      a) Blair: Bonus is paid based upon the financial results of this division for the 12 months ended December 31, 2004, based upon the division successfully achieving the "20/20 vision plan". A bonus of $100,000 will be earned upon the achievement of the 20/20 goals. Bonus will be prorated down for performance below 20/20, with a zero bonus being earned upon performance at 10/10 or less. Successful accomplishment of 20/20 goal is to be determined by the CEO of ARC.

      b) Dietrich Post: Bonus is paid based upon the financial results of this division for the 12 months ended December 31, 2004, based upon the division successfully achieving the "20/20 vision plan". A bonus of $100,000 will be earned upon the achievement of the 20/20 goals. Bonus will be prorated down for performance below 20/20, with a zero bonus being earned upon performance at 10/10 or less. Successful accomplishment of 20/20 goal is to be determined by the CEO of ARC.

      c) Commercial: Bonus is paid based upon the financial results of this division for the 12 months ended December 31, 2004, based upon the division successfully achieving the "20/20 vision plan". A bonus of $100,000 will be earned upon the achievement of the 20/20 goals. Bonus will be prorated down for performance below 20/20, with a zero bonus being earned upon performance at 10/10 or less. Successful accomplishment of 20/20 goal is to be determined by the CEO of ARC.

2.    Debt Payment

      A bonus of $100,000 will be earned assuming $30,700,000 is paid down in bank debt by December 31, 2004. The debt repayment amount will be increased or decreased, as appropriate, by the change in ARC cash balance from December 31, 2003 to December 31, 2004, and will be decreased by the amount of acquisition cash paid during the year. A zero bonus will be earned for debt payment below $30,700,000. The bonus will be increased by $10,000 for every $1,000,000 in additional debt repaid above $30,700,000.

3.    Divisional Cash Flow:

      A bonus of $100,000 will be earned based upon the achievement of 100% of divisional cash flow to ARC divided by divisional EBDA for the year ended December 31, 2004. A zero bonus will be earned below 100%. The bonus will be increased by $25,000 for every percentage point achieved above 100%.

If the Company's EBIT margin is equal to or less than 10% for the year ended December 31, 2004, then no bonus will be earned in any category. In this situation, the CEO of the Company will determine the bonus amount based upon his evaluation of Mark's performance.

$210,000, of the bonus is to be paid on July 31, 2004 and the remainder on February 15, 2005.

Approved:

/s/ S. CHANDRAMOHAN
----------------------------
         3/24/04